UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2021

CBTX, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38280	20-8339782
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9 Greenway Plaza, Suite 110

Houston, Texas 77046

(Address of principal executive offices)

(713) 210-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CBTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On December 16, 2021, CommunityBank of Texas, N.A. (the “Bank”), the wholly-owned subsidiary of CBTX, Inc. (the “Company”), entered into a consent order with the Office of the Comptroller of the Currency (“OCC”) regarding Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) compliance matters (the “OCC Consent Order”). Under the OCC Consent Order, the Bank has agreed to pay a civil money penalty of $1.0 million.

On December 15, 2021, the Bank entered into a consent order with the Financial Crimes Enforcement Network (“FinCEN”) regarding Bank Secrecy Act (“BSA”) compliance matters (the “FinCEN Consent Order”). Under the terms of the FinCEN Consent Order, the Bank has agreed to pay a civil money penalty of $8.0 million; provided, however, that FinCEN has agreed to credit the Bank the $1.0 million civil money penalty imposed by the OCC described above. As a result, the Bank expects to pay an aggregate sum of $8.0 million under both the OCC Consent Order and the FinCEN Consent Order.

The OCC Consent Order and FinCEN Consent Order each settle the civil money proceedings against the Bank initiated by the OCC and FinCEN.

The foregoing descriptions of the OCC Consent Order and the FinCEN Consent Order do not purport to be complete and are qualified in their entirety by reference to the OCC Consent Order and the FinCEN Consent Order, copies of which are included as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K (“Report”), respectively, and are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to such future events. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements include the payment of civil money penalties and its effect on the Company, the Bank, and their financial performance and results of operations. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict, including the risk that the costs, effects and results of other regulatory examinations, investigations may have a negative impact on the Company’s financial performance and results of operations, may increase regulatory risks and the costs, effects, and results of regulatory examinations, or may negatively impact the ability to pay future dividends, or the ability to obtain required regulatory approvals. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the risks described in Part I—Item 1A.—Risk Factors in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2021 and any subsequent Quarterly Report on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	OCC Consent Order dated December 16, 2021

99.2	FinCEN Consent Order dated December 15, 2021

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBTX, Inc.

Date: December 16, 2021	By:	/s/ Robert T. Pigott, Jr.
Robert T. Pigott, Jr.
Senior Executive Vice President and Chief Financial Officer